                                                                  EXHIBIT (N)(3)


                       CONSENT TO BEING NAMED AS TRUSTEE

        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust V (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of August 4, 1999


                                        /s/   Donald J. Puglisi
                                            ---------------------
                                              Donald J. Puglisi

                       CONSENT TO BEING NAMED AS TRUSTEE

        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust V (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of August 4, 1999


                                        /s/   James B. O'Neill
                                            ---------------------
                                              James B. O'Neill

                       CONSENT TO BEING NAMED AS TRUSTEE

        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust V (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of August 4, 1999


                                        /s/   William R. Latham, III
                                            -------------------------
                                              William R. Latham, III